Exhibit 10(g)

AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

dated as of

May 9, 2011

between

EQUUS TOTAL RETURN, INC.

AND

KHAN INVESTMENTS LTD.

AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

THIS AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of May 9, 2011, is by and between Equus Total Return, Inc., a Delaware corporation (“Buyer”) and Khan Investments Ltd., a Dubai corporation (“Seller”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Article I of this Agreement.

R E C I T A L S:

WHEREAS, Seller is the holder of certain 4% five-year bonds with redeemable warrants attached, due May 30, 2012, issued by Orco Germany pursuant to that certain Prospectus of Orco Germany, dated as of May 24, 2007, that are listed on the Luxembourg Stock Exchange under ISIN XS0302623953 (the “Bonds”); and

WHEREAS, Buyer desires to acquire a certain number of the Bonds from Seller and Seller has agreed to exchange such Bonds for Eight-Hundred Fifty Thousand shares of Equus Restricted Common Stock (the “Equus Acquired Shares”) pursuant to the terms of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01. Definitions. The following terms, as used herein, have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Agent” means, with respect to any Person, any officer, director, employee, stockholder, controlling person (within the meaning of the Securities Act), affiliate or authorized agent of such Person.

“Bonds” shall have the meaning set forth in the recitals.

“Bond Value” means an amount equal to 446.16 Euro.

“Business Day” means any day that is not a Saturday or Sunday or a day on which the banking institutions in New York, New York are required to be closed.

“Closing” shall have the meaning set forth in Section 2.02.

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“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning set forth in Section 2.04.

“Commission” means the U.S. Securities and Exchange Commission.

“Delivery Date” shall mean Forty-Five (45) calendar days from the Closing Date.

“Equus Restricted Common Stock” means the common stock, par value $0.001 per share, of Buyer.

“Exchange” shall have the meaning set forth in Section 2.01.

“Conversion Rate” means the spot exchange rate applicable for converting one (1) U.S. Dollar into Euros which is 1 Euro= $1.433.

“Governmental Authority” means any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational.

“Interest” means any interest paid by a depository institution with respect to the Collateral when delivered pursuant to Section 2.04.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

“Material Adverse Effect” means a material adverse effect on the business, assets, financial condition or results of operations of Buyer.

“Orco Purchased Bonds” means 5,704 Bonds which is equal to the quotient obtained by dividing (i) the product obtained by multiplying (x) 850,000 times (y) the Per Share Value ($4.29), by (ii) the Bond Value (€)446.16; provided, however, fractions of a Bond shall not be exchanged but shall instead be rounded up to the nearest whole Bond and any such fraction (the “Bond Fraction Amount”) shall be paid in cash by Buyer to Seller as contemplated by Section 2.02 hereof, all of which is summarized in Schedule A attached.

“Orco Germany” means Orco Germany S.A., a public limited liability company (société anonyme), incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 48, boulevard Grande-Duchesse Charlotte, L-1330 Luxembourg and registered with the Luxembourg companies and trade register under number B 102254.

“Per Share Value” means an amount equal to the product of (i) $4.29 U.S. Dollars, times (ii) the Conversion Rate.

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“Person” means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Closing Delivered Bonds” shall have the meaning set forth in Section 2.04.

“Securities Act” means the Securities Act of 1933, as amended.

ARTICLE II

PURCHASE AND SALE

2.01. Purchase and Sale. Upon the terms and subject to the conditions herein, and in reliance upon the representations, warranties, covenants and agreements made by the parties hereto, Buyer hereby agrees to purchase on the Closing Date from Seller, and Seller, hereby agrees, on or before the Delivery Date, to sell, transfer and assign to Buyer the Orco Purchased Bonds, including all interest accrued and unpaid or deferred thereon, free and clear of any and all Liens, in exchange for Buyer issuing to Seller, on the Closing Date, the Equus Acquired Shares (the “Exchange”).

2.02. Closing. The closing (the “Closing”) of the Exchange shall take place on the date hereof at the offices of Goodwin|Procter LLP in New York, New York, or at such other place as Buyer and Seller shall mutually agree.

2.03. Delivery of Equus Acquired Shares. On or prior to the Closing:

(a) Buyer shall deliver to Seller a certificate or electronic deposit for the Equus Acquired Shares, registered in the name of Seller.

(b) Buyer shall pay to Seller, by check delivered pursuant to the notice provisions set forth in Section 6.01 hereof, an amount in cash equal to the product of (x) the Bond Fraction Amount, times (y) the Bond Value.

2.04 Delivery of Orco Purchased Bonds; Security. On or prior to the Delivery Date:

(a) Seller shall cause the broker who holds Bonds for the benefit of Seller to transfer the Orco Purchased Bonds, without any restrictions on transfer or resale thereof, to a broker designated in writing by Buyer not later than two (2) Business Days prior to the Closing Date.

(b) As security for delivery of the Orco Purchased Bonds, with respect to any Orco Purchased Bonds not delivered to Seller on or before the Closing Date (the “Post-Closing Delivered Bonds”), Seller shall deliver cash, in United States currency, to an account designated in writing by the Buyer, in an amount equal to aggregate Bond Value of the Post-Closing Delivered Bonds, multiplied by the Conversion Rate (hereafter, the “Collateral”).

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(c) Should Seller deliver the Post-Closing Delivered Bonds on or prior to the Delivery Date, Buyer shall return that portion of the Collateral equal to the Bond Value of the Post-Closing Bonds so delivered, multiplied by the Conversion Rate, but excluding any and all Interest, which shall remain the sole and separate property of the Buyer.

(d) Should Seller fail to deliver any or all of the Post-Closing Delivered Bonds by the Delivery Date, Buyer shall have the right to possess, as Buyer’s sole and separate property, that portion of the Collateral equal to the Post-Closing Delivered Bonds not so delivered, multiplied by the Conversion Rate, and including any and all Interest, free and clear from any claims, Liens, security interests, encumbrances, or legal or equitable interests of any kind.

(e) The parties hereto agree and acknowledge that, with respect to any Collateral delivered by Seller hereunder, unless and until the Post-Closing Delivered Bonds are delivered to Buyer’s account on or prior to the Delivery Date as specified pursuant to subsections (a) and (c) of this Section 2.04, Buyer shall be considered the owner of the Collateral, free and clear from any adverse claims, Liens, security interests, or encumbrances save only the contingent obligation to return the Collateral to Seller pursuant to said subsection (c) of this Section 2.04.

2.05 Acknowledgement of Full Payment. Notwithstanding the foregoing obligations of the parties hereunder, the parties hereto further agree and acknowledge that the delivery by Seller to Buyer of (i) the Orco Purchased Bonds; (ii) the Collateral; or (iii) any combination of the foregoing pursuant to the requirements of this Article II, shall constitute full payment by Seller for the Equus Acquired Shares delivered by Buyer hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO BUYER

Buyer hereby represents and warrants to Seller as of the Closing Date that:

3.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to (i) carry on its business as now being conducted and (ii) execute, deliver and perform its obligations under this Agreement. Buyer is duly qualified to do business and is in good standing in all jurisdictions wherein such qualification is necessary and where failure to be so qualified would not have a Material Adverse Effect.

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3.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

3.03. Concerning the Restricted Common Stock. The Equus Acquired Shares have been duly authorized and on the Closing Date will be validly issued, fully paid and nonassessable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

RELATING SELLER

Seller hereby represents and warrants to, and agrees with, Buyer as of the Closing Date as follows:

4.01. Corporate Power and Authorization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

4.02. Investment Representation. (a) Seller represents and warrants that:

(i) it is acquiring the Equus Acquired Shares solely for its account and not with a view to or for resale in connection with a distribution thereof;

(ii) it has had the opportunity to ask questions of and receive complete answers from Agents of Buyer concerning the business, management and financial condition of Buyer and the terms and conditions of the Equus Acquired Shares;

(iii) it is able to bear the economic risk of its investment in the Equus Acquired Shares for an indefinite period of time;

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(iv) it can afford a complete loss of its investment in the Equus Acquired Shares;

(v) Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Equus Acquired Shares; and

(viii) Seller is an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(b) Seller acknowledges and agrees that:

(i) the Equus Acquired Shares have not been registered under the Securities Act, or under the securities laws of any state or other jurisdiction, and are being issued in reliance upon certain exemptions under such statutes;

(ii) the Equus Acquired Shares may not be resold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements, and Buyer shall have no obligation to record any proposed transfer of such shares on its stock tranfer records unless the shares to be transferred have been registered under the Securities Act or the request for transfer is accompanied by an opinion in form and substance satisfactory to Buyer that no such registration is required;

(iii) Buyer shall have no obligation to register the Equus Acquired Shares pursuant to the Securities Act or the securities laws of any state or to supply the information which may be necessary to sell such securities; and

(iv) the certificate representing the Equus Acquired Shares will bear the following restrictive legend:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of except in accordance with the terms thereof and unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of certain states or unless an exception from such registration is available.”

Buyer shall have no obligation to remove such legend unless it is provided with an opinion of counsel reasonably satisfactory to Buyer that no such legend is required.

4.03. Ownership. Seller is the beneficial owner of the aggregate principal amount or accreted value, as the case may be, of the Purchased Orco Bonds. There are no outstanding agreements, arrangements or understandings under which Seller or its nominee may be obligated

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to sell, assign, transfer or otherwise dispose of any of the Purchased Orco Bonds, other than this Agreement.

4.04. Liens. The Purchased Orco Bonds are not subject to any Lien. The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement, will not result in the creation of any Lien upon the Purchased Orco Bonds.

ARTICLE V

CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

5.01 Further Assurances. From time to time after the Closing, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, the execution and delivery of such instruments, and the taking of such other actions as the other party hereto may reasonably require in order to carry out the intent of the Agreement.

5.02 Publicity. Except as expressly contemplated by this Article V, neither Buyer nor Seller shall, nor shall they permit their respective Agents to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party; provided, however, that either party shall be entitled, without the prior approval of the other party, to make any press release or public disclosure with respect to such transactions as is required by applicable law or the New York Stock Exchange. Buyer and Seller shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcement.

5.03 Buyer 8-K Filing. Not more than four (4) Business Days following the Closing Date, Buyer shall file with the Commission on Form 8-K a current report describing the Exchange and certain transactions undertaken in connection with the transactions contemplated by this Agreement.

5.04 Seller Schedule 13D Filing. Not more than ten (10) Business Days following the Closing Date, Seller shall file with the Commission a statement on Schedule 13D describing the nature of its shareholdings in Buyer and any other items as may be required in connection with such filing.

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ARTICLE VI

MISCELLANEOUS

6.01. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice:

if to Buyer, to: Goodwin|Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attn: Martin Glass Facsimile: (212) 355-3333	with a copy to:
if to Seller to:	with a copy to:

Such information may be changed, from time to time, by means of a notice given in the manner provided in this Section 6.01.

6.02. Waivers; Remedies. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

6.03. Amendment. This Agreement may be modified or amended only by written agreement of the parties to this Agreement.

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6.04. Costs, Expenses and Taxes. All costs and expenses, including any taxes, incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

6.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.06. Survival of Representations. The representations, warranties, covenants and agreements of Buyer and Seller contained in this Agreement shall survive the Closing.

6.07. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in The City of New York. The parties hereto hereby: (a) submit to the exclusive jurisdiction of any state or federal court sitting in The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that is property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

6.08. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

6.09. Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of the provisions of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BUYER:

EQUUS TOTAL RETURN, INC.

By: /s/ John A. Hardy

Name: John A. Hardy

Title: Executive Chairman

SELLER:

KHAN INVESTMENTS LTD.

By: /s/ Christian Kruppa

Name: Christian Kruppa

Title: President

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